UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
February 21, 2007

Brown Shoe Company, Inc.
-------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

New York --------------------------- (State or Other Jurisdiction of Incorporation)	001-2191 ------------------- (Commission File Number)	43-0197190 --------------------------- (IRS Employer Identification No.)

8300 Maryland Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63105 ------------------ (Zip Code)

(314) 854-4000
------------------------------------------
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 21, 2007, Brown Shoe Company, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period under the Brown Shoe Company, Inc. 401(k) Savings Plan (the “Plan”). The blackout period is being implemented in connection with the transition of the administrative functions of the Plan to a new plan administrator. During the blackout period, participants under the Plan will be unable to direct or diversify their investments in the Plan and will not, among other things, be able to make a contribution change, obtain or payoff a loan, make a withdrawal or receive a distribution from the Plan.

The blackout period will be in effect beginning March 21, 2007 and is expected to end the week of April 22, 2007. During the week of April 22, 2007, directors and executive officers can determine whether the blackout period has ended free of charge by calling HR Shares Services at 866-279-4357. During the blackout period and for a period of two years following the end of the blackout period, the actual beginning and ending dates of the blackout period will be available free of charge by calling HR Shares Services at 866-279-4357.

During the blackout period, each director and executive officer is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transfering any equity security of the Company that was acquired in connection with the director’s or executive officer’s service or employment as a director or executive officer except pursuant to a limited number of exceptions. The term equity security includes, without limitation, the Company’s common stock, options to purchase the Company’s common stock and other derivative securities which derive their value from the Company’s common stock.

Please contact Tim Sutter by mail at Brown Shoe Company, Inc., 8300 Maryland Avenue, Clayton, MO 63105 or by telephone at (314) 854-4021 or by e-mail at tsutter@brownshoe.com for any questions regarding the blackout period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: February 21, 2007              By: /s/ Michael I. Oberlander
Name: Michael I. Oberlander
Title: Senior Vice President, General Counsel and Corporate Secretary